UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2024

GLUCOTRACK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41141	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

301 Rte 17 North, Ste. 800, Rutherford, NJ	07070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 842-7715

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GCTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2024, the Board of Directors of Glucotrack, Inc. (the “Company”) appointed Andrew K. Balo to the Board of Directors as an independent board member. Mr. Balo joined DexCom International, Ltd. as part of the original executive team in 2002 and played a critical role in shaping the company’s future. During his tenure, he was responsible for numerous glucose monitoring regulatory submissions and clinical trials worldwide and coordinated quality activities across multiple manufacturing facilities. From February 2022 until his retirement onMarch 24, 2024, Mr. Balo served as Executive Vice President of Clinical, Global Access, and Medical Affairs. Prior to joining Dexcom, Mr. Balo held several leadership positions at St. Jude Medical, including Corporate Vice President of Regulatory, Clinical, and Quality, and also served in executive roles at Baxter, Pacesetter and Endocardial Solutions.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 14, 2024, the Board of Directors of the Company voted to amend the Company’s bylaws to reduce the quorum requirement for a meeting of shareholders from the holders of record of a majority of the shares then issued and outstanding and entitled to vote at the meeting to one-third. The foregoing description of the First Amendment to Bylaws does not comport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the amendment which is attached as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On June 20, 2024, the Company issued a press release (the “Press Release”) regarding Mr. Balo’s appointment to the Board of Directors. The Press Release is furnished as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing with the Securities and Exchange Commission, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.01	First Amendment to Bylaws dated June 14, 2024
99.1	Press Release dated June 20, 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. Examples of forward-looking statements in this Current Report on Form 8-K include, without limitation, statements regarding the Company’s intent or ability to regain compliance with the Minimum Bid Price Requirement and the Minimum Stockholders’ Equity Requirement, the outcome of the Nasdaq hearing and appeal process, and the anticipated actions by the Nasdaq staff and the Company’s responses and their anticipated outcome, and the ability for the common stock to remain listed on Nasdaq. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in or implied by the forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 28, 2024, as well as discussions of potential risks, uncertainties and other important factors in any subsequent Company filings with the Securities and Exchange Commission. All information in this Current Report on Form 8-K is as of the date of the filing; the Company undertakes no duty to update this information unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2024

GLUCOTRACK, INC.

	By:	/s/ Paul Goode
	Name:	Paul Goode
	Title:	Chief Executive Officer